UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

We R You Corporation
(Name of small business issuer in its charter)

Date of Report (Date of earliest event reported):   March 4, 2008

Delaware	333-140338	02-0783451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13520 Oriental St.
Rockville, MD 20853
(301)-460-5818

(Address and telephone number of principal executive offices)

Mr. Steven van Zutphen, Director
Mr. John Maier, Director
Mr. Robert Wagner, Director
Mr. Jim Trainor, Director
13520 Oriental St.
Rockville, MD 20853
(301) 460-5818

(Name, address and telephone number of agent for service)

Copy of all communications to:

David E. Price, Esq.,
Secretary, Corporate Attorney
13520 Oriental St.
Rockville, MD 20853
Ph. (301) 460-5818
Fax:(301) 560-6665

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 4th , 2008, the Company entered into, an Asset Purchase Agreement (the "APA") with Avacom Net Public Company Limited (Avacom) regarding the intellectual property which was owned by the Company (the "IP").  Although the APA was originally signed on January 25th , 2008, it was Amended and effectuated on March 4th , 2008.

Under the APA, Avacom sold all of its rights in the IP to Textechnologies for a total amount of $105,000,000.00 (One Hundred Five Million USD). This amount is payable in a combination of cash and stock in the company.

Subject to the terms and conditions of the APA, the company has acquired 100 % of Avacom’s interest in “we-r-you.com”, including the source codes, tradename/trademark we-r-you, we-r-you.com and we-r-business.com (collectively “we-r-you.com"), including all patents, copyrights, trademarks, any other intellectual property of any kind, all claims for infringement, and all other assets and licenses of any kind owned by Avacom relating to we-r-you.com.

ITEM 5.01       CHANGES IN CONTROL OF REGISTRANT

Subject to the terms and conditions of the above-referenced APA, the Avacom group assumed 75% direct control of the outstanding shares of the company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits.

        Exhibit 99.1    Textechnologies, Inc. Consolidated Financial Statements for Year Ended September 30, 2007.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

       TEXTECHNOLOGIES.COM

Dated:  June 11th, 2008

By:	/S/ STEVEN VAN ZUTPHEN, DIR

/S/ JOHN MAIER, DIR

/S/ ROBERT WAGNER, DIR

/S/ JIM TRAINOR, DIR